Registration No. 33-
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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                 --------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                 --------------

                          NEW HORIZON KIDS QUEST, INC.
             (Exact name of registrant as specified in its charter)

           MINNESOTA                                             41-1719363
(State or other jurisdiction of                               (I.R.S. Employer
incorporation or organization)                               Identification No.)

                             ----------------------

                           13705 Plymouth Avenue North
                               Plymouth, MN 55441
                          (Address, including zip code,
                  of registrant's principal executive offices)
                             -----------------------

                 1994 LONG-TERM INCENTIVE AND STOCK OPTION PLAN

                            (Full Title of the Plan)
                             -----------------------

                                Susan K. Dunkley
                                    President
                           13705 Plymouth Avenue North
                               Plymouth, MN 55441
                                 (612) 557-1111
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)


                         CALCULATION OF REGISTRATION FEE

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                                                                   Proposed maximum           Proposed             Amount of
                                                 Amount to be     offering price per      maximum aggregate    registration fee
Title of securities to be registered            Registered (1)         share (2)         offering price (2)           (3)
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
Common stock, $.01 par value, issuable under
1994 Long-Term Incentive and Stock Option Plan   450,000            $2.50                   $1,125,000               $332

==================================================================================================================================


(1) This Registration Statement also relates to shares of common stock previously registered and remaining unissued under Registration Statement on Form S-8, File No. 333-04384, which (as indicated below) is incorporated herein by reference.

(2) Estimated in accordance with Rule 457(c) and Rule 457(h) solely for the purpose of calculating the registration fee based on the last sale price of the Common Stock on the Nasdaq SmallCap Market on April 3, 1998.

(3) In accordance with Instruction E of Form S-8, the registration fee is being paid with respect to the additional securities only.


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                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         (a) The contents of Registrant's Registration Statement on Form S-8, File No. 333-04384.

         (b) The description of the Registrant's common stock contained in the Registrant's Registration Statement on Form SB-2, Registration No. 33-97186C.

         (c) The Registrant's Annual Report on Form 10-KSB for its fiscal year ended December 31, 1997.

         (d) All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended.


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ITEM 8.  EXHIBITS.

(a)

Exhibit
Number Description
------------------

5.1      Opinion of Counsel

10.4 1994 Long-Term Incentive and Stock Option Plan, as amended to date (incorporated by reference from the Registrant's Form 10-KSB for its fiscal year ended December 31, 1997)

23.1     Consent of Arthur Andersen LLP

23.2     Consent of Counsel
         (contained in Exhibit 5.1)

24.1 Powers of Attorney (included on signature page to this Registration Statement)


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                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-8 and has caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis and State of Minnesota, on March 13, 1998.


                        NEW HORIZON KIDS QUEST, INC.


                        By /s/ William M. Dunkley
                               William M. Dunkley
                               Chairman of the Board and Chief Executive Officer


                                  POWER OF ATTORNEY

         In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities indicated on March 13, 1998.

         Each person whose signature appears below constitutes and appoints William M. Dunkley, Susan K. Dunkley, and Kevin M. Greer, and each of them (with full power to act alone), as his true and lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

       Signature                                 Title
       ---------                                 -----


/s/ William M. Dunkley         Chairman of the Board and Chief Executive Officer
    William M. Dunkley         (principal executive officer)



/s/ Kevin M. Greer             Chief Financial Officer and Secretary
    Kevin M. Greer             (principal financial and accounting officer)



/s/ Susan K. Dunkley           President and Director
    Susan K. Dunkley




/s/ Jay L. Bennett             Director
    Jay L. Bennett



/s/ Lyle Berman                Director
    Lyle Berman


/s/ Kenneth Brimmer            Director
    Kenneth Brimmer


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                                EXHIBIT INDEX TO
                                    FORM S-8

                          NEW HORIZON KIDS QUEST, INC.

Exhibit
-------

5.1      Opinion of Counsel

10.4 1994 Long-Term Incentive and Stock Option Plan, as amended to date (incorporated by reference from the Registrant's Form 10-KSB for its fiscal year ended December 31, 1997)

23.1     Consent of Arthur Andersen LLP

23.2     Consent of Counsel (contained in Exhibit 5.1)

24.1 Powers of Attorney (included on signature page to this Registration Statement)